090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
	20130680427-43
	Filing Date and Time
Ross Miller Secretary of State State of Nevada	10/17/2013 2:48 PM
	Entity Number
	E0335502009-7

Certificate of Change Pursuant to NRS 78.209

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

NORTHUMBERLAND RESOURCES, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

COMMON 200,000,000 $0.001
PREFERRED 2,000,000 $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

COMMON 100,000,000 $0.001
PREFERRED 2,000,000 $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

COMMON 31,474,502 FOR THE CURRENT OUTSTANDING OF 62,949,004

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

FRACTIONAL SHARES ROUNDED UP.

7. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

PRESIDENT
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of

Ross Miller
Secretary of State
State of Nevada

Document Number
20130680428-54
Filing Date and Time
10/17/2013 2:48 PM
Entity Number
E0335502009-7

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NORTHUMBERLAND RESOURCES, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

1. NAME OF CORPORATION: THE NAME OF THE CORPORATION IS SUPERNOVA ENERGY, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: IN EXCESS OF 51%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.